EXHIBIT 23.1



                        Consent of Independent Auditors

We consent to the incorporation by reference in the Current Report on Form 8-K of FDX Corporation dated February 2, 1998 of our report dated January 23, 1997 (except Note K, as to which the date is March 27, 1997), with respect to the consolidated financial statements and schedule of Caliber System, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                  ERNST & YOUNG LLP

Akron, Ohio
January 30, 1998